UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2010

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34606	06-1346495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Lockeway Drive Suite 501 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2010, in connection with the completion of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share, of Cellu Tissue Holdings, Inc. (the “Company”) pursuant to the Registration Statement on Form S-1 (File No. 333-162543), as amended (the “Registration Statement”), the Company entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) with Weston Presidio V, L.P. (“Weston Presidio”). Pursuant to the Shareholders’ Agreement, Weston Presidio has the right to nominate one director for election to the Company’s board at the annual meeting of stockholders to be held in 2010 and the Company will agree to use is best efforts to cause the election of such nominee to the board. In addition, the Shareholders’ Agreement provides that the following actions by the Company or any of its subsidiaries require the approval of Weston Presidio for so long as it owns 35% or more of the Company’s outstanding shares of common stock:

•	the hiring or firing of the chief executive officer;

•	any change of control as defined in the Shareholders’ Agreement;

•	entering into any agreement providing for the acquisition or divestiture of assets or persons for aggregate consideration in excess of $50 million; and

•	any issuance of equity securities for aggregate consideration in excess of $25 million.

Weston Presidio has been the Company’s principal stockholder since June 2006. In addition, two of the Company’s directors, R. Sean Honey and David L. Ferguson, are non-managing members of the general partner of Weston Presidio. The Company has previously engaged in various related-party transactions with Weston Presidio and is currently a party to a registration rights agreement with Weston Presidio and other stockholders of the Company. This description of the Shareholders’ Agreement is qualified in its entirety by the Shareholders’ Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 21, 2010, Cynthia T. Jamison, was appointed to the Company’s board of directors, effective January 22, 2010, and Joseph J. Troy, Gordon A. Ulsh and Steven D. Ziessler were appointed as directors, effective January 27, 2010. Ms. Jamison and Messrs. Troy and Ulsh have been appointed to serve as the members of the board’s audit committee and Messrs. Troy and Ulsh have been appointed to the board’s compensation, nominating and corporate governance committee. Mr. Ziessler has served as the Company’s President, Tissue & Machine-Glazed and Chief Operating Officer since August 2005 and is a party to a registration rights agreement with the Company and other stockholders.

In addition, on January 27, 2010, each of the Company’s non-employee directors was granted 1,923 shares of restricted common stock and options to purchase 4,654 shares of common stock, each vesting one year from the date of grant. The Company will pay each non-employee director an amount to cover the income taxes payable by the director on the 1,923 shares of restricted common stock.

2010 Equity Compensation Plan

In connection with the completion of the Offering, the Company’s board of directors and its stockholders approved the Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan (the “2010 Plan”). The 2010 Plan provides for the granting of stock options, stock grants, and stock appreciation rights (“SAR”) to certain eligible employees and outside directors. An eligible employee is an employee of the Company or any subsidiary, parent or affiliate of the Company who has been designated by the compensation, nominating and corporate governance committee to receive a grant under the 2010 Plan.

The Company has reserved a total of 2,795,000 shares of its common stock for issuance pursuant to the 2010 Plan. No eligible employee or outside director in any calendar year may be granted an option to purchase more than 185,000 shares of common stock, a SAR based on the appreciation with respect to more than 185,000 shares of common stock or stock grants, which are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, for more than 111,000 shares of common stock. The compensation, nominating and corporate governance committee will have the discretion to increase each such grant limit to 222,000 shares of common stock if deemed necessary or appropriate in connection with hiring any eligible employee.

The Company’s board of directors also approved form option grant certificates (the “Option Certificates”) and form stock grant certificates (the “Stock Grant Certificates”), which the Company expects to use in connection with future awards under the 2010 Plan. The foregoing descriptions of the 2010 Plan, the Option Certificates and Stock Grant Certificates are qualified in their entirety by the 2010 Plan, the Option Certificates and the Stock Grant Certificates filed as Exhibits 10.1, 10.8 and 10.9, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Annual Executive Bonus Program

In connection with the completion of the Offering, the Company’s board of directors adopted the Cellu Tissue Holdings, Inc. Annual Executive Bonus Program (the “Bonus Program”). The purpose of the Bonus Program is to give each participant the opportunity to receive an annual bonus payable in cash if, and to the extent, the committee administering the Bonus Program determines that the performance goals set by the committee for each participant for such year have been satisfied. Participants in the Bonus Program may include the Company’s executive officers and such other of the Company’s key employees as may be selected by the compensation, nominating and corporate governance committee. Participants may earn no more than 200% of their annual base salary or $2 million, whichever is less, subject to the achievement of any performance targets based on enumerated performance measures. The compensation, nominating and corporate governance committee has the power to amend the Bonus Program as the committee deems necessary or appropriate and to terminate the Bonus Program if determined to be in the best interest of the Company. This description of the Bonus Program is qualified in its entirety by the Cellu Tissue Holdings, Inc. Annual Executive Bonus Program filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Amendment to 2006 Stock Option and Restricted Stock Plan

In April 2009, Cellu Parent Corporation, the Company’s former parent, granted options to purchase shares of its common stock to the Company’s named executive officers, which include Russell C. Taylor, the Company’s chief executive officer, Steven D. Ziessler, the Company’s chief operating officer, David J. Morris, the Company’s chief financial officer, and W. Edwin Litton, the Company’s general counsel. The April 2009 options granted to Messrs. Taylor, Morris and Ziessler previously would have vested upon Weston Presidio’s realization of certain stated returns (ranging from 2.5 times to 3.5 times) on its total cash investment in the Company at the time of a sale or other transfer for value. However, effective upon the consummation of the Offering, the Company vested a portion of the options equal to the percentage of Weston Presidio’s shares that it sold in the Offering (excluding any option of the underwriters to purchase additional shares), and the remainder will vest in equal installments over a three-year period, subject to the named executive officer’s continued employment. As a result, Messrs. Taylor, Ziessler and Morris have vested in options to purchase 31,175, 45,024, and 39,267 shares of the Company’s common stock, respectively. Subject to their continued employment, Messrs. Taylor, Ziessler and Morris also will vest in the remaining options to purchase 64,835, 93,638, and 81,665 shares of the Company’s common stock, respectively, over a three-year period.

Prior to the Offering, a portion of the options granted to Mr. Litton in April 2009 would have vested if Weston Presidio realized a return of 2.5 times its total cash investment in the Company at the time of a sale or other transfer for value. Mr. Litton’s remaining options vest 25% per year from April 13, 2010 until April 13, 2013 if Mr. Litton remains employed on such vesting dates. However, pursuant to an amendment to the Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan, and effective upon the consummation of the Offering, Mr. Litton was deemed to have fully vested in all of the options subject to the performance-based vesting condition (excluding any time-based vesting conditions not otherwise satisfied on or prior to the consummation of the Offering) and he will be permitted to exercise a put right described below. As a result, in connection with the Offering, Mr. Litton has vested in options to purchase 13,883 shares of the Company’s common stock and options to purchase 7,359 shares of the Company’s common stock will remain subject to the time-based vesting provision described above.

Pursuant to an amendment to the 2006 Stock Option and Restricted Stock Plan and effective upon the consummation of the Offering, eleven of the Company’s employees were deemed to have satisfied in full any performance-based vesting conditions (excluding any time-based vesting conditions not otherwise satisfied on or prior to the consummation of the Offering) set forth in their outstanding stock option agreements. These employees include the Company’s general counsel, Mr. Litton, and ten other non-executive officers and employees. In addition, if an employee who is part of a specified group of eighteen employees (including Mr. Litton) exercises stock options during the three-day period following the Offering, the employee will have the right at the time of such exercise to put to the Company 32.5% of the shares acquired upon such exercise (less any shares applied to satisfy the exercise price under the Company’s cashless exercise program or any applicable tax withholding) at the initial public offering price per share paid by investors in the Offering. Each employee’s put right is limited to the percentage of their vested options that equals the percentage of the total number of shares of common stock held by Weston Presidio that it sold in the Offering (excluding any option of the underwriters to purchase additional shares).

The foregoing description is qualified in its entirety by Amendment Number One and Amendment Number Two to the Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Amendments to Employment Agreements

Effective upon the consummation of the Offering, the Company amended its employment agreements with Messrs. Taylor and Ziessler to extend the initial term of their employment agreements for one year so that each of their initial terms will expire on June 12, 2011. The amendments to the employment agreements with Messrs. Taylor and Ziessler as well as Mr. Morris also provide that their annual bonus will be determined by the compensation, nominating and corporate governance committee in accordance with the Bonus Program described above. This description of the amended employment agreements is qualified in its entirety by the amendments to the employment agreements between the Company and Messrs. Taylor, Ziessler and Morris filed as Exhibits 10.5, 10.6 and 10.7, respectively, which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2010, the Company amended and restated its certificate of incorporation and its bylaws in connection with the Offering. The amended and restated certificate of incorporation and bylaws, among other items, provide that:

•	the Company’s authorized capital stock consists of 200 million shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share;

•

the Company’s board of directors will initially be divided into three classes with initial terms ending at the Company’s annual meetings of stockholders held in 2010, 2011 and 2012, respectively, and beginning at the annual meeting of stockholders held in 2013, directors will be elected for a term expiring at the next annual meeting of stockholders;

•

prior to the annual meeting of stockholders to be held in 2013, directors may be removed only for cause and by the affirmative vote of at least 66 2/3% of the Company’s outstanding common stock, and following such meeting, directors may be removed by the affirmative vote of at least 66 2/3% of the Company’s outstanding common stock with or without cause;

•	any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing;

•	special meetings of stockholders may be called only by a majority of the board of directors;

•

candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to the Company no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders, except that if the annual meeting is not scheduled to be held within a period starting 30 days before and ending 30 days after the anniversary date, the notice must be delivered by the later of the 10th day after the public announcement of the meeting or the 90th day prior to the date of the meeting, with limited exceptions; and

•

candidates for director may be nominated for election at a special meeting of stockholders only by or at the direction of the board of directors or, if the board of directors has determined that directors are to be elected at the meeting, by a stockholder who gives written notice to the Company not earlier than 120 days prior to the special meeting and not later than 90 days prior to the special meeting or the 10th day after the public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

The amendment of any of the above provisions requires approval by the holders of at least 66 2/3% of the Company’s then outstanding common stock.

In addition, Section 203 of the Delaware General Corporation Law, an anti-takeover law, will not apply to the Company. However, the Company’s amended and restated certificate of incorporation separately prohibits the Company from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, or is the Company’s affiliate or associate who owned at any time within the three years prior to the determination of interested stockholder status, 15% or more of the Company’s outstanding voting stock but specifically excluding Weston Presidio, its affiliates and associates and subsequent purchasers of 5% or more of the Company’s outstanding voting stock from Weston Presidio and its affiliates and associates (unless the subsequent purchaser was an “interested stockholder” prior to the purchase).

Initial Terms of Directors

The Company’s board of directors is divided into three classes and will serve the following initial terms:

•	Class I, whose initial term will expire at the annual meeting of stockholders to be held in 2010;

•	Class II, whose initial term will expire at the annual meeting of stockholders to be held in 2011; and

•	Class III, whose initial term will expire at the annual meeting of stockholders to be held in 2012.

The Company’s Class I directors are Messrs. Ferguson and Taylor, the Class II directors are Messrs. Ulsh and Ziessler and the Class III directors are Messrs. Honey and Troy and Ms. Jamison. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes to ensure that no one class has more than one director more than any other class.

This description of the amended and restated certificate of incorporation and amended and restated bylaws is qualified in its entirety by the amended and restated certificate of incorporation and amended and restated bylaws filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 8.01.	Other Events

As described in the Registration Statement, on January 27, 2010, the Company completed an internal restructuring designed to eliminate its direct and indirect parent entities. Pursuant to this reorganization transaction, which included a concurrent stock split, Cellu Paper Holdings, Inc., the Company’s former direct parent, merged with and into the Company, with the Company surviving the merger. Immediately following this merger, Cellu Parent Corporation, which at the time was the Company’s direct parent, merged with and into the Company, with the Company surviving this second merger. In connection with these reorganization transactions, the holders of Cellu Parent Corporation’s outstanding Series A preferred stock received an aggregate of 13,528,287 shares of the Company’s common stock, the holders of Cellu Parent Corporation’s outstanding Series B preferred stock received an aggregate of 2,836,771 shares of the Company’s common stock, and the holders of Cellu Parent Corporation’s common stock received an aggregate of 1,082,913 shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Cellu Tissue Holdings, Inc.

3.2	Amended and Restated Bylaws of Cellu Tissue Holdings, Inc.

4.1	Shareholders’ Agreement of Cellu Tissue Holdings, Inc., dated as of January 27, 2010

10.1	Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan

10.2	Cellu Tissue Holdings, Inc. Annual Executive Bonus Program

10.3	Amendment Number One to the Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan

10.4	Amendment Number Two to the Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan

10.5	Amendment to Employment Agreement, dated January 18, 2010, between Russell C. Taylor and Cellu Tissue Holdings, Inc.

10.6	Amendment to Employment Agreement, dated January 18, 2010, between Steven D. Ziessler and Cellu Tissue Holdings, Inc.

10.7	Amendment to Employment Agreement, dated January 18, 2010, between David J. Morris and Cellu Tissue Holdings, Inc.

10.8	Form of Option Certificates pursuant to the Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan

10.9	Form of Stock Grant Certificates pursuant to the Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: January 27, 2010	By:	/S/ DAVID J. MORRIS
David J. Morris
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of Cellu Tissue Holdings, Inc.

3.2	Amended and Restated Bylaws of Cellu Tissue Holdings, Inc.

4.1	Shareholders’ Agreement of Cellu Tissue Holdings, Inc., dated as of January 27, 2010

10.1	Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan

10.2	Cellu Tissue Holdings, Inc. Annual Executive Bonus Program

10.3	Amendment Number One to the Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan

10.4	Amendment Number Two to the Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan

10.5	Amendment to Employment Agreement, dated January 18, 2010, between Russell C. Taylor and Cellu Tissue Holdings, Inc.

10.6	Amendment to Employment Agreement, dated January 18, 2010, between Steven D. Ziessler and Cellu Tissue Holdings, Inc.

10.7	Amendment to Employment Agreement, dated January 18, 2010, between David J. Morris and Cellu Tissue Holdings, Inc.

10.8	Form of Option Certificates pursuant to the Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan

10.9	Form of Stock Grant Certificates pursuant to the Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan